EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-239188) of The Azek Company Inc. of our report dated December 4, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 4, 2020